Exhibit 99.1

News Release
International Paper Reports Second Quarter 2026 Results
SECOND QUARTER 2026 FINANCIAL SUMMARY
•Net sales of $6.00 billion
•Loss from continuing operations of $12 million
•Adjusted EBITDA (non-GAAP) from continuing operations of $587 million
•Cash provided by operating activities of $526 million
•Free cash flow (non-GAAP) of $(7) million

2026 FINANCIAL TARGETS
•Adjusted EBITDA (non-GAAP) from continuing operations
◦Third quarter: $780-$830 million, including $85 million negative impact of the temporary mill closure in Pine Hill, Alabama
◦Full-Year: $3.20-$3.40 billion

MEMPHIS, Tenn. – July 30, 2026 – International Paper (NYSE: IP; LSE: IPC) (the "Company") today announced results for the quarter ended June 30, 2026.

“Our teams delivered strong second quarter results as execution continued to improve across the company,” said International Paper Chairman and CEO Andy Silvernail. “In North America, we improved mill performance and successfully completed the Riverdale machine conversion, while continuing to grow box volumes and remain on track to outperform the market. In EMEA, we accelerated cost-out actions, advanced transformational investments and continued preparing for the separation as previously communicated.”

“Looking ahead to the second half of the year, our priorities remain clear: execute with discipline, improve reliability and performance across our network, mitigate rising input costs in a dynamic environment and deliver commercial and cost-out initiatives,” Silvernail added. “While there is still work to do, we are building momentum across the businesses. The progress we are making gives us confidence in our ability to deliver strong performance through the remainder of 2026 and create sustainable value for our stakeholders.”

Select Financial Measures
The preliminary second quarter 2026 results discussed in this release will be finalized in our Quarterly Report on Form 10-Q, which we intend to file with the U.S. Securities and Exchange Commission on August 6, 2026. This release refers to certain non-GAAP financial measures, which are defined below.

(In millions)	Second Quarter 2026	Second Quarter 2025	First Quarter 2026
Net Sales	$6,004	$6,142	$5,971
Earnings (Loss) from Continuing Operations	(12)	75	76
Adjusted EBITDA from Continuing Operations (non-GAAP)	587	670	677
Adjusted Operating Earnings (Loss) (non-GAAP)	18	94	81
Cash Provided By (Used For) Operating Activities	526	476	611
Free Cash Flow (non-GAAP)	(7)	54	94

Diluted EPS from Continuing Operations and Adjusted Operating EPS

	Second Quarter 2026	Second Quarter 2025	First Quarter 2026
Diluted Earnings (Loss) Per Share from Continuing Operations	$(0.02)	$0.14	$0.14
Add Back – Non-Operating Pension Expense (Income)	(0.03)	—	(0.03)
Add Back – Net Special Items Expense (Income)	0.10	0.04	0.05
Income Taxes - Non-Operating Pension and Special Items	(0.01)	—	(0.01)
Adjusted Operating Earnings (Loss) Per Share (non-GAAP)	$0.04	$0.18	$0.15

NON-GAAP FINANCIAL MEASURES
The Company believes that these non-GAAP financial measures, when viewed alongside the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results from continuing operations. Reconciliations to the most directly comparable GAAP measures and an explanation of why management believes these non-GAAP financial measures provide useful information to investors are included later in this release.

Adjusted EBITDA from continuing operations is a non-GAAP financial measure defined as earnings (loss) from continuing operations (a GAAP measure) before income taxes, equity earnings (loss), interest expense, net, net special items, non-operating pension expense (income) and depreciation and amortization. The most directly comparable GAAP measure is earnings (loss) from continuing operations.

Adjusted operating earnings (loss) and adjusted operating earnings (loss) per share are non-GAAP financial measures defined as earnings (loss) from continuing operations (a GAAP measure) excluding net special items and non-operating pension expense (income). Earnings (loss) from continuing operations and diluted earnings (loss) per share from continuing operations are the most directly comparable GAAP measures. The Company calculates adjusted operating earnings (loss) (non-GAAP) by excluding the after-tax effect of non-operating pension expense (income) and net special items from the earnings (loss) from continuing operations reported under U.S. GAAP. Adjusted operating earnings (loss) per share is calculated by dividing adjusted operating earnings (loss) by the diluted average shares of common stock outstanding.

Free cash flow is a non-GAAP financial measure defined as cash provided by (used for) operating activities (a GAAP measure) less capital expenditures. The most directly comparable GAAP measure is cash provided by (used for) operations.

For discussion of net special items and non-operating pension expense (income), see the disclosure that follows Effects of Net Special Items and Consolidated Statement of Operations and related notes included later in this release.

SEGMENT INFORMATION
The following table presents net sales and business segment operating profit (loss), which is the Company's measure of segment profitability. Business segment operating profit (loss) is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. We present this information in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting". Second quarter 2026 net sales by business segment and operating profit (loss) by business segment compared with the first quarter of 2026 and the second quarter of 2025 are as follows:

Business Segment Results

(In millions)	Second Quarter 2026	Second Quarter 2025	First Quarter 2026
Net Sales by Business Segment
Packaging Solutions North America	$3,688	$3,860	$3,626
Packaging Solutions EMEA	2,287	2,291	2,323
Corporate and Inter-segment Sales	29	(9)	22
Net Sales	$6,004	$6,142	$5,971
Business Segment Operating Profit (Loss)
Packaging Solutions North America	$204	$277	$248
Packaging Solutions EMEA	(80)	(1)	(51)

Packaging Solutions North America (PS NA) business segment operating profit (loss) in the second quarter of 2026 was $204 million compared with $248 million in the first quarter of 2026. In the second quarter of 2026, net sales increased reflecting higher sales prices, higher sales volumes and a favorable mix due to lower export sales. Sales volumes were higher driven by continued growth in our domestic business, normal seasonal improvement and the impact of one additional shipping day. Cost of products sold increased driven by higher planned maintenance outage costs and higher sales volumes, partially offset by lower input costs. Input costs were favorably impacted by the non-repeat of higher natural gas costs and utility costs driven by the winter storm, partially offset by higher recovered fiber and freight costs. Operating costs were slightly improved due to stronger mill performance, additional Ixtac insurance recovery and the non-repeat of winter storm impacts in the first quarter of 2026. These benefits were mostly offset by costs of the Riverdale paper machine conversion and other planned reliability spending. In the second quarter of 2026, we successfully completed several strategic initiatives, including the Riverdale machine conversion and the acquisitions of the NORPAC mill in Longview, Washington and the Delmarva corrugated packaging facility in Dover, Delaware.

Packaging Solutions EMEA (PS EMEA) business segment operating profit (loss) in the second quarter of 2026 was $(80) million compared with $(51) million in the first quarter of 2026. Net sales decreased in the second quarter of 2026 compared with the first quarter of 2026, as higher sales prices for paper were more than offset by lower sales volumes in a continued soft market driven by geopolitical uncertainty and consumer sentiment. Cost of products sold decreased driven by lower sales volumes, cost-out actions and lower input costs for energy, including subsidies, partially offset by higher recovered fiber costs. Packaging margins were impacted by higher paper prices not yet realized in box pricing. Planned maintenance outage costs were higher in the second quarter of 2026 compared with the first quarter of 2026. Selling and administrative expenses were higher driven by planned annual wage increases.
EFFECTS OF NET SPECIAL ITEMS

Continuing Operations
Net special items include items considered by management to not be reflective of the Company's underlying operations. Net special items in the second quarter of 2026 amount to a net after-tax charge of $42 million ($0.08 per diluted share) compared with a net after-tax charge of $23 million ($0.04 per diluted share) in the second quarter of 2025 and a net after-tax charge of $19 million ($0.04 per diluted share) in the first quarter of 2026. Net special items in all periods include the following charges (benefits):

	Second Quarter 2026			Second Quarter 2025			First Quarter 2026
(In millions)	Before Tax	After Tax		Before Tax	After Tax		Before Tax	After Tax
PS EMEA separation costs	$43	$32	(a)	$—	$—		$11	$8	(a)
Severance and other costs	9	7	(b)	39	34	(b)	23	17	(b)
NORPAC acquisition transaction costs	5	4	(a)	—	—		—	—
DS Smith combination costs (benefits)	—	—		32	29	(a)	—	—
Net (gains) losses on sales and impairments of businesses	(11)	(8)	(c)	(51)	(40)	(c)	—	—
Income tax refund interest	—	—		—	—		(11)	(8)	(d)
Other	8	7		—	—		3	2
Total special items, net	$54	$42		$20	$23		$26	$19

(a)	Transaction, integration and other costs/benefits that the Company believes are not reflective of the Company's underlying operations. See notes (a) and (h) of the Consolidated Statement of Operations.
(b)	Severance and other costs associated with the Company's 80/20 strategic approach which includes the realignment of resources and mill strategic actions. See notes (c) and (k) of the Consolidated Statement of Operations.
(c)	Includes the sale of the Company's box plant in Chile and the sale of five European box plants in Mortagne, Saint-Amand and Cabourg (France), Ovar (Portugal) and Bilbao (Spain) to satisfy regulatory commitments in connection with the DS Smith combination. See notes (d) and (l) of the Consolidated Statement of Operations.
(d)	Interest income related to an income tax refund. See note (e) of the Consolidated Statement of Operations.

EARNINGS WEBCAST
The Company will host a webcast today where management will discuss second quarter 2026 earnings, progress on the planned separation of the EMEA packaging business and market conditions as well as the full-year outlook, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the Company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (646) 307-1963 or, within the U.S. only, (800) 715-9871, and ask to be connected to the International Paper second quarter 2026 earnings call. The conference ID number is 4090753. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (609) 800-9909 or, within the U.S. only, (800) 770-2030 and when prompted for the conference ID, enter 4090753.

ABOUT INTERNATIONAL PAPER (NYSE: IP; LSE: IPC)
International Paper creates sustainable packaging solutions that enable our customers, teammates and shareowners to thrive in an ever-changing world. We are a leader in corrugated packaging, partnering with customers across industries to protect what matters most, strengthen supply chains and create lasting value. Learn more at internationalpaper.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “outlook,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit,” “plan,” and “preliminary” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding anticipated financial results, economic conditions, industry trends, future prospects, and the anticipated benefits, execution and consummation of strategic corporate transactions. Factors which could cause actual results to differ include but are not limited to: (i) our ability to consummate and achieve the benefits expected from, and other risks, costs and expenses associated with, our plans to separate our North America and Europe, Middle East and Africa (“EMEA”) operations into two independent public companies and other corporate transactions on a timely basis or at all, including the risk that an impairment charge may be recorded for goodwill or other intangible assets, which may lead to decreased assets and reduced net earnings; (ii) our ability to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from corporate transactions; (iii) risks associated with our strategic business decisions including facility closures, business exits, operational changes, corporate restructurings and portfolio rationalizations intended to support the Company’s 80/20 strategic approach for long-term growth; (iv) our failure to comply with the obligations associated with being a public company listed on the New York Stock Exchange and the

London Stock Exchange and the costs associated therewith; (v) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our targets and goals with respect to climate change and the emission of greenhouse gases and other environmental, social and governance matters, including our ability to meet such targets and goals; (vi) loss contingencies and pending, threatened or future litigation, including with respect to environmental and antitrust related matters; (vii) the level of our indebtedness, risks associated with our variable rate debt and changes in interest rates; (viii) the impact of global and domestic economic conditions and industry conditions, including with respect to current challenging macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy price increases or shortages in energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (ix) risks arising from conducting business internationally, domestic and global geopolitical conditions and tensions involving military conflict (including major global actors such as Russia, the Middle East, the further expansion of such conflicts and the geopolitical and economic consequences associated therewith), as well as broader geopolitical tensions, changes in currency exchange rates, including in light of our assets, liabilities and earnings denominated in foreign currencies as we proceed with the planned separation of our North America and EMEA packaging business, trade policies (including but not limited to protectionist measures and the imposition of new or increased tariffs as well as the potential impact of retaliatory tariffs and other penalties including retaliatory policies against the United States) and global trade tensions, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (x) the amount of our future pension funding obligations, and pension and healthcare costs; (xi) the costs of compliance, or the failure to comply with, existing, evolving or new environmental (including with respect to climate change and greenhouse gas emissions), tax, trade, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws, regulations and policies (including but not limited to those in the United Kingdom and European Union); (xii) a material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (xiii) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xiv) our exposure to claims under our agreements with Sylvamo Corporation; (xv) our ability to attract and retain qualified personnel and maintain good employee or labor relations; (xvi) our ability to maintain effective internal control over financial reporting; and (xvii) our ability to adequately secure and protect our intellectual property rights. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: newsroom@ipaper.com Investors: Mandi Gilliland; 901-419-4595; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Condensed Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2026		2025		2026		2026		2025
Net Sales	$6,004		$6,142		$5,971		$11,975		$11,406
Costs and Expenses
Cost of products sold	4,344		4,422		4,244		8,588		8,227	(g)
Selling and administrative expenses	564	(a)	525	(h)	510	(a)	1,074	(a)	1,012	(h)
Depreciation and amortization	488	(b)	431		489	(b)	977	(b)	951	(i)
Distribution expenses	523		516		513		1,036		933
Taxes other than payroll and income taxes	42		41		41		83		128	(j)
Restructuring charges, net	9	(c)	39	(k)	23	(c)	32	(c)	122	(k)
Net (gains) losses on sales and impairments of businesses	(11)	(d)	(51)	(l)	—		(11)	(d)	(51)	(l)
Net (gains) losses on sales and impairments of assets	—		—		—		—		(67)	(m)
Interest expense, net	87		108		76	(e)	163	(e)	192
Non-operating pension expense (income)	(16)		(5)		(18)		(34)		(2)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	(26)		116		93		67		(39)
Income tax provision (benefit)	(15)		40		17		2		8
Equity earnings (loss), net of taxes	(1)		(1)		—		(1)		(2)
Earnings (Loss) From Continuing Operations	(12)		75		76		64		(49)
Discontinued Operations, net of taxes	—		—	(f)	(16)	(f)	(16)	(f)	19	(f)
Net Earnings (Loss)	$(12)		$75		$60		$48		$(30)
Basic Earnings (Loss) Per Common Share
Earnings (loss) from continuing operations	$(0.02)		$0.14		$0.14		$0.12		$(0.10)
Discontinued operations	—		—		(0.03)		(0.03)		0.04
Net earnings (loss)	$(0.02)		$0.14		$0.11		$0.09		$(0.06)
Diluted Earnings (Loss) Per Common Share
Earnings (loss) from continuing operations	$(0.02)		$0.14		$0.14		$0.12		$(0.10)
Discontinued operations	—		—		(0.03)		(0.03)		0.04
Net earnings (loss)	$(0.02)		$0.14		$0.11		$0.09		$(0.06)
Average Shares of Common Stock Outstanding - Diluted	529.5		532.6		531.8		531.8		483.0

The accompanying notes are an integral part of this Consolidated Statement of Operations (preliminary and unaudited).

(a)	Includes pre-tax charges of $43 million ($32 million after taxes), $11 million ($8 million after taxes) and $54 million ($40 million after taxes) for the three months ended June 30, 2026 and March 31, 2026 and the six months ended June 30, 2026, respectively, for costs associated with the announced separation of our PS EMEA business, a pre-tax charge of $5 million ($4 million after taxes) for the three months and six months ended June 30, 2026 for costs associated with the NORPAC acquisition and pre-tax charges of $8 million ($7 million after taxes), $3 million ($2 million after taxes) and $11 million ($9 million after taxes) for the three months ended June 30, 2026 and March 31, 2026 and the six months ended June 30, 2026, respectively, for other costs.
(b)	Includes pre-tax charges of $23 million, $16 million and $39 million for the three months ended June 30, 2026 and March 31, 2026 and the six months ended June 30, 2026, respectively, for accelerated deprecation associated with our site closures.
(c)	Includes pre-tax charges of $9 million ($7 million after taxes), $23 million ($17 million after taxes) and $32 million ($24 million after taxes) for the three months ended June 30, 2026 and March 31, 2026 and the six months ended June 30, 2026, respectively, for severance and other costs related to our mill closures and 80/20 strategic actions.
(d)	Includes a pre-tax gain of $11 million ($8 million after taxes) for the three months and six months ended June 30, 2026 related to the completed sale of our box plant in Chile.
(e)	Includes pre-tax income of $11 million ($8 million after taxes) for the three months ended March 31, 2026 and the six months ended June 30, 2026 for interest income related to an income tax refund.

(f)	Includes the results for the former Global Cellulose Fibers business which was sold on January 23, 2026.
(g)	Includes a pre-tax charge of $70 million ($52 million after taxes) for the six months ended June 30, 2025 for the inventory step-up recognized in purchase accounting related to the DS Smith combination.

(h)	Includes pre-tax charges of $32 million ($29 million after taxes) and $133 million ($110 million after taxes) for the three months and six months ended June 30, 2025, respectively, for transaction costs and integration costs associated with the DS Smith combination.
(i)	Includes a pre-tax charge of $197 million for the six months ended June 30, 2025 for accelerated deprecation associated with our site closures.
(j)	Includes a pre-tax charge of $50 million (before and after taxes) for the six months ended June 30, 2025 for a UK stamp tax associated with the DS Smith combination.
(k)	Includes pre-tax charges of $39 million ($34 million after taxes) and $122 million ($97 million after taxes) for the three months and six months ended June 30, 2025, respectively, for severance and other costs related to our mill closures and 80/20 strategic actions.
(l)	Includes a pre-tax gain of $51 million ($40 million after taxes) for the three months and six months ended June 30, 2025 related to the sale of five European box plants in Mortagne, Saint-Amand, and Cabourg (France), Ovar (Portugal) and Bilbao (Spain) to satisfy regulatory commitments in connection with the DS Smith combination.
(m)	Includes a pre-tax gain of $62 million ($47 million after taxes) for the six months ended June 30, 2025 for asset sales related to our permanently closed Orange, Texas containerboard mill and a pre-tax gain of $5 million ($4 million after taxes) for the six months ended June 30, 2025 related to miscellaneous land sales and other items.

INTERNATIONAL PAPER COMPANY
Reconciliation of Earnings (Loss) from Continuing Operations to Adjusted Operating Earnings (Loss)
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Earnings (Loss) from Continuing Operations	$(12)	$75	$76	$64	$(49)
Add back: Non-operating pension expense (income)	(16)	(5)	(18)	(34)	(2)
Add back: Net special items expense (income)	54	20	26	80	257
Income taxes - Non-operating pension and special items	(8)	4	(3)	(11)	(39)
Adjusted Operating Earnings (Loss) (non-GAAP)	$18	$94	$81	$99	$167

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Diluted Earnings (Loss) per Common Share from Continuing Operations	$(0.02)	$0.14	$0.14	$0.12	$(0.10)
Add back: Non-operating pension expense (income)	(0.03)	—	(0.03)	(0.06)	—
Add back: Net special items expense (income)	0.10	0.04	0.05	0.15	0.53
Income taxes per share - Non-operating pension and special items	(0.01)	—	(0.01)	(0.02)	(0.08)
Adjusted Operating Earnings (Loss) per Share (non-GAAP)	$0.04	$0.18	$0.15	$0.19	$0.35
Notes:
Management uses adjusted operating earnings (loss) and adjusted operating earnings (loss) per share (non-GAAP financial measures) to focus on on-going operations and believes that such non-GAAP financial measures are useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that these non-GAAP financial measures, viewed alongside the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results from continuing operations. See the section Non-GAAP Financial Measures for the definitions of adjusted operating earnings and adjusted operating earnings per share and the most directly comparable GAAP measures.

Non-operating pension expense (income) represents amortization of prior service cost, amortization of actuarial gains/losses, expected return on assets and interest cost. The Company excludes these amounts from adjusted operating earnings (loss) as the Company does not believe these items reflect ongoing operations. These particular pension cost elements are not directly attributable to current employee service. The Company includes service cost in our non-GAAP financial measure as it is directly attributable to employee service, and the corresponding employees' compensation elements, in connection with ongoing operations.

Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Calculation of Adjusted EBITDA from Continuing Operations
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Earnings (Loss) From Continuing Operations	$(12)	$75	$76	$64	$(49)
Add back: Income tax provision (benefit)	(15)	40	17	2	8
Less: Equity earnings (loss), net of taxes	(1)	(1)	—	(1)	(2)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	(26)	116	93	67	(39)
Interest expense, net	87	108	76	163	192
Special items	54	20	37	91	257
Non-operating pension expense (income)	(16)	(5)	(18)	(34)	(2)
Depreciation and amortization	488	431	489	977	951
Adjusted EBITDA from Continuing Operations (non-GAAP)	$587	$670	$677	$1,264	$1,359
Notes:

Management uses adjusted EBITDA from continuing operations (a non-GAAP financial measure) to focus on on-going operations and believes this measure is useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that adjusted EBITDA from continuing operations, viewed alongside the most directly comparable GAAP measure, provides for a more complete analysis of the Company's results from continuing operations. See the section titled Non-GAAP Financial Measures for the definition of adjusted EBITDA from continuing operations and the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Calculation of Adjusted EBITDA Outlook from Continuing Operations
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30, 2026	Twelve Months Ended December 31, 2026
Earnings (Loss) from Continuing Operations	$215 - $260	$843 - $1,043
Add back: Income tax provision (benefit)	—	—
Less: Equity earnings (loss), net of taxes	—	—
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	$215 - $260	$843 - $1,043
Interest expense, net	90 - 95	370
Special items	—	91
Non-operating pension expense (income)	(16)	(69)
Depreciation and amortization	491	1,965
Adjusted EBITDA from Continuing Operations (non-GAAP)	$780 - $830	$3,200 - $3,400
Notes:

Management uses adjusted EBITDA from continuing operations (a non-GAAP financial measure) to focus on on-going operations and believes this measure is useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The company believes that adjusted EBITDA from continuing operations, viewed alongside the directly comparable GAAP measure, provides for a more complete analysis of the Company's results from continuing operations. See the section titled Non-GAAP Financial Measures for the definition of adjusted EBITDA from continuing operations and the most directly comparable GAAP measure. Income tax provision (benefit) is excluded from target setting as we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, including forecasting net income for 2026. We also exclude special items from target setting as special items are outside the ordinary course of business, inherently difficult to predict and quantify at the time goals are established and may not reflect the normal operating performance of the business.

INTERNATIONAL PAPER COMPANY
Condensed Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and Temporary Investments	$726	$1,145
Accounts and Notes Receivable, Net	4,253	3,791
Contract Assets	622	635
Assets Held for Sale	—	1,800
Inventories	1,961	2,012
Other	682	723
Total Current Assets	8,244	10,106
Plants, Properties and Equipment, Net	14,825	14,443
Goodwill	5,290	5,326
Intangibles, Net	3,940	4,043
Long-Term Financial Assets of Variable Interest Entities	2,358	2,349
Right of Use Assets	672	697
Overfunded Pension Plan Assets	533	486
Deferred Charges and Other Assets	659	514
Total Assets	$36,521	$37,964
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$1,002	$992
Liabilities Held for Sale	—	502
Accounts Payable and Other Current Liabilities	6,504	6,405
Total Current Liabilities	7,506	7,899
Long-Term Debt	8,215	8,839
Deferred Income Taxes	1,950	1,898
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,131	2,127
Long-Term Lease Obligations	471	486
Underfunded Pension Benefit Obligation	296	316
Postretirement and Postemployment Benefit Obligation	128	133
Other Liabilities	1,369	1,439
Equity
Common Stock	627	627
Paid-in Capital	14,372	14,414
Retained Earnings	4,440	4,885
Accumulated Other Comprehensive Loss	(485)	(528)
	18,954	19,398
Less: Common Stock Held in Treasury, at Cost	4,499	4,571
Total Equity	14,455	14,827
Total Liabilities and Equity	$36,521	$37,964

INTERNATIONAL PAPER COMPANY
Condensed Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net earnings (loss)	$48	$(30)
Depreciation and amortization	977	1,051
Deferred income tax expense (benefit), net	(9)	(95)
Restructuring charges, net	32	122
Net (gains) losses on sales and impairments of businesses	(8)	(51)
Net (gains) losses on sales and impairments of assets	—	(67)
Periodic pension (income) expense, net	6	16
Other, net	37	(75)
Changes in operating assets and liabilities
Accounts and notes receivable	(303)	(211)
Contract assets	8	(53)
Inventories	29	28
Accounts payable	394	48
Other current liabilities	(182)	(347)
Other current assets	108	(148)
Cash Provided By (Used For) Operating Activities	1,137	188
Investment Activities
Capital expenditures	(1,050)	(752)
Acquisitions, net of cash acquired	(455)	419
Proceeds from divestitures, net of cash divested	1,083	138
Proceeds from sale of fixed assets	31	93
Proceeds from insurance recoveries	44	28
Other	(2)	36
Cash Provided By (Used For) Investment Activities	(349)	(38)
Financing Activities
Issuance of debt	92	349
Reduction of debt	(593)	(149)
Change in book overdrafts	(185)	99
Repurchases of common stock and payments of restricted stock tax withholding	(31)	(63)
Dividends paid	(490)	(488)
Other	(5)	(1)
Cash Provided By (Used for) Financing Activities	(1,212)	(253)
Effect of Exchange Rate Changes on Cash and Temporary Investments	(11)	68
Change in Cash and Temporary Investments	(435)	(35)
Cash and Temporary Investments
Beginning of the period	1,161	1,170
End of the period	$726	$1,135

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash Provided By (Used For) Operating Activities	$526	$476	$1,137	$188
Adjustments:
Capital expenditures	(533)	(422)	(1,050)	(752)
Free Cash Flow (non-GAAP)	$(7)	$54	$87	$(564)

Management uses free cash flow (a non-GAAP financial measure) in connection with managing our business and believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. See the section titled Non-GAAP Financial Measures for the definition of free cash flow and the most directly comparable GAAP measure.

The preliminary non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of preliminary non-GAAP financial measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned not to place undue reliance on the non-GAAP financial measures presented in this release.